EXHIBIT 16.1


                         [COOPERS & LYBRAND LETTERHEAD]


October 14, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by Lundgren Bros. Construction, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of October, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Coopers & Lybrand L.L.P.

BJL:km-W53
Enclosure